                                                                  EXHIBIT 10.31


                              EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of March 1, 1996 by and between STERLING WEST BANCORP, a California corporation, hereinafter referred to as the "Employer," and ALLAN E. DALSHAUG, hereinafter referred to as the "Employee."

                 The parties contract with reference to the following facts:

         A. The Employer desires to appoint and employ the Employee in the capacities of Chairman of the Board of Directors, Chief Executive Officer and President of the Employer, and the Employee desires to accept such appointment and employment with the Employer.

         B. The parties are willing to enter into an agreement providing for such appointment and employment upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                 1.       EMPLOYMENT.   The Employer hereby agrees to appoint
and employ, and does hereby appoint and employ, the Employee as its Chairman, Chief Executive Officer and President for and during the Employment Period (as defined in Section 5 herein), and the Employee agrees to accept and hereby accepts such appointment and employment by the Employer, on the terms and subject to the conditions set forth in this Agreement.

                 2.       COMPENSATION.

                          2.1     Salary.  As compensation for the services to
be rendered by the Employee hereunder, the Employer agrees to pay to the Employee during the Employment Period a salary at the rate of One Hundred and Sixty-Six Thousand Five Hundred Dollars ($166,500) per year, subject to applicable law respecting withholding of federal, state and/or local taxes or their equivalent. All salary, less income tax and other applicable withholding, shall be prorated and paid out periodically in accordance with the Employer's normal payroll procedures with respect to executive officers.

                          2.2     Incentive Compensation.  In addition to the
salary provided for in Section 2.1 above, the Employee may receive, during the Employment Period, such incentive compensation as the Board of Directors of the Employer (the "Board") may, in its sole and absolute discretion, determine to pay to the Employee from time to time, in a form and in an amount to be determined solely by the Board. However, the Board is under no obligation to provide for any such incentive compensation.

                 3.       DUTIES, TIME AND EFFORTS.

                          3.1     Duties.  During the Employment Period, the
Employee shall serve as Chairman of the Board, Chief Executive Officer and President of the Employer and shall report to the Board, and his duties shall include generally, but without limitation, authority and responsibility for the overall management of the affairs and business of the Employer, serving as Chairman of the Board and Chief Executive Officer of Sterling Bank, serving as Chairman of the Board and Chief Executive Officer of Sterling Business Credit, Inc., and such additional duties as may be assigned by the Board to the Employee. It is specifically understood that the Employee may be required to provide services to other subsidiaries of the Employer not presently in existence or for businesses not presently conducted by the Employer, consistent with his status as an executive officer.

                          3.2     Time.  The Employee shall devote his full
productive time, energies, and abilities to the proper and efficient performance of the duties, responsibilities and authorities described above. However, the expenditure of reasonable amounts of time by the Employee for educational, charitable and professional activities that do not otherwise conflict with the terms of this Agreement or the duties and responsibilities of the Employee, including without limitation, serving as a member of the Board of Directors of L.A. Gear, Inc. and Jalate, Ltd. (or related companies), shall not be deemed a breach of this Agreement, provided that such activities do not materially interfere with the services required of the Employee under this Agreement, and shall not require the prior consent of the Employer.

                          3.3     Non-Competition.  During the Employment
Period, the Employee may not, without the prior express authorization of the Board, directly or indirectly engage in any activity competitive with the Employer's businesses or those of any of its subsidiaries, whether acting alone or as an officer, director, owner or employee of any other corporation or business, whether professional or otherwise. Nothing contained in this Section 3.3, however, shall prevent the Employee from purchasing and/or holding less than one-tenth of one percent (0.10%) of the issued and outstanding stock of a publicly-held corporation.

                          3.4     Other.  The Employee shall, at all times
during the Employment Period, be furnished with such office, stenographic and other necessary and secretarial assistance, and such facilities, amenities and services as are suitable to the Employee's position as an executive officer and adequate for the performance of the Employee's duties under this Agreement. Unless otherwise agreed to by the Employee, the Employee's offices shall be maintained at the premises of the principal place of business of the Employer in Los Angeles, California; provided, however, that in connection with the performance of his duties and responsibilities, the Employee acknowledges that he may be required to undertake significant travel as the needs of his position may reasonably require.

                 4. VACATION. The Employee shall be entitled to take vacation at the rate of five (5) weeks during each twelve (12) month period during the Employment Period. The date or dates of said vacation shall be determined by the Employee and the Board. To the extent the Employee does not use the full amount of such vacation as provided above, the unused balance, up to a maximum of one (1) week, shall accrue and be carried over into the following year, if any, during which the Employee is employed by the Employer. Under no circumstances, regardless of the Employee's failure to take vacations, may the Employee take more than six (6) weeks vacation during any twelve (12) month period.

                 5.       TERM.

                          5.1     Term.  The term of the Employee's employment
and the Employer's obligations pursuant to this Agreement shall commence upon the date of this Agreement and terminate on January 2, 1997, unless sooner extended by agreement between the parties or sooner terminated upon the happening of any of the following events (the "Employment Period"):

                                  (a)      If the Employer and the Employee
shall mutually agree to such sooner termination;

                                  (b)      Conviction of the Employee for any
crime involving a dishonest act or any behavior not befitting the Employee's position as an executive officer of a bank or bank holding company, which could reasonably make the continued employment of the Employee by the Employer damaging to the Employer or its public reputation;

                                  (c)      Death of the Employee;

                                  (d)      The Employee is prevented, by reason
of any accident, illness, or mental or physical disability, not arising out of an injury sustained while on the Employer's business, from fully performing his duties and responsibilities under this Agreement for a period of ninety (90) consecutive days or an aggregate of ninety (90) days during any three hundred and sixty-five (365) day period (not limited to any calendar or fiscal year).

                                  (e)      Commission of any dishonest or
fraudulent act by the Employee in the course of his employment;

                                  (f)      For Good Cause, as defined in
Section 5.2 below, and pursuant to the procedures described therein and in
Section 5.3; or

                                  (g)      Due to governmental restrictions on
continued operations of the Employer or its banking subsidiary, as more fully set forth and provided for in Section 5.4 herein.

                          5.2     Termination for Good Cause After Notice and
Failure to Cure. The Employer may, at any time during the Employment Period, terminate the employment of the Employee and its obligations under this Agreement for good cause, by written notice to the Employee in accordance with the notice requirements and restrictions contained in Section 5.3 herein. For purposes of illustration, good cause shall include, but shall not be limited to, the following (collectively, "Good Cause"):

                                  (a)      The persistent unwillingness or
inability of the Employee to perform his duties or responsibilities hereunder;

                                  (b)      The persistent malfeasance,
misfeasance or nonfeasance in connection with the performance of the Employee's duties, such conduct to be determined solely by the Employer;

                                  (c)      Willful and intentional acts having
the effect or consequence of injuring the reputation, business or business relationships of the Employer;

          (d)      Breach of any material provision of this Agreement.

Notwithstanding the foregoing, however, Good Cause shall not exist solely due to the financial performance or results of operation of the Employer.

                          5.3     Notice Requirement and Restrictions.  Prior
to terminating the Employee's employment pursuant to Sections 5.1(f) or 5.2 herein, the Employer shall provide the Employee with a written notice specifying in reasonable detail (i) the duties or responsibilities which it contends that the Employee has not been adequately performing, (ii) why the Employer believes that it has good cause to terminate the Employee's employment and (iii) what actions the Employee should perform to adequately execute his obligations under this Agreement. If the Employee corrects such performance failure within thirty (30) days of receipt of such notice or otherwise modifies his performance to correct the matters indicated in the notice, the Employee's breach will be deemed cured and his employment shall not be terminated; provided, however, that if the nature of any material performance failure by the Employee described in the notice are such that more than thirty (30) days are reasonably required to correct such failure, then the Employee's breach will be deemed cured and the Employee's employment shall not be terminated if the Employee substantially commences to correct such performance failure within thirty (30) days of receipt of the notice and thereafter diligently prosecutes such corrective actions. Otherwise, the Employer shall have the right to terminate the Employee's employment and its obligations under this Agreement at the end of the thirty (30) day period following receipt of such notice by the Employee.

                          5.4     Governmental Restrictions on Continued
Operations. The Employee understands that the conduct of the Employer's business and that of its banking subsidiary, Sterling Bank, is, and during the term of this Agreement shall be, subject to the laws, rules, regulations, permits and licenses of various governmental bodies and agencies, including without limitation, the

California State Banking Department, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System. Notwithstanding anything to the contrary contained herein, if the commencement or continuation of the Employer's business or that of Sterling Bank is, for any reason, prohibited, prevented or substantially restricted by a court of law or any such governmental body or agency, the Employer shall thereafter have the right to terminate the employment of the Employee and its obligations under this Agreement, at its sole option, by giving written notice of such termination to the Employee, with no further liability on the part of the Employer other than for any accrued but unpaid compensation to the Employee.

                 6. EMPLOYER'S AUTHORITY. To the extent not inconsistent with other terms of this Agreement, the Employee agrees to observe and comply with the reasonable rules and regulations of the Employer, as adopted by the Board, respecting performance of his duties and to carry out and perform the reasonable orders, directions and policies of the Employer as they may be, from time to time, stated to him either orally or in writing.

                 7.       EXPENSES AND FRINGE BENEFITS.

                          7.1     Automobile Allowances.  The Employer and
Employee agree that the proper discharge of the duties of the Employee will require the frequent use of an automobile. The Employer hereby agrees to provide the Employee with the use of an automobile chosen jointly by the Employee and the Employer, and suitable for use by an executive officer of a bank or bank holding company. Such automobile shall be purchased or leased by the Employer and provided to the Employee for his exclusive use, and at the termination of the Employment Period, the Employee shall have the right to purchase such automobile from the Bank for its depreciated book value or have the Employer take steps to transfer such lease to him as lessee or sublessee. In lieu of the right to the use of an automobile as provided for in this paragraph, however, at the Employee's option he may directly purchase or lease an automobile and the Employer shall, during the Employment Period, pay to the Employee additional compensation of $750.00 per month and pay or reimburse all reasonable expenses incurred by the Employee in connection with the use and operation of such automobile, including, but not limited to, insurance, licensing, taxes and other operating expenses.

                          7.2     Business Expenses.  Subject to Section 7.3
below, the Employer shall pay or reimburse all expenses reasonably incurred by the Employee in discharge of the Employee's duties hereunder. Such expenses shall include, without limitation, the following:

                                  (a)      Educational expenses incurred for
the purpose of maintaining or improving the Employee's skills;

                                  (b)      Expenses for travel, lodging, and
related expenses in connection with conventions or meetings, attendance at which is necessary or appropriate in connection with the performance by the Employee of his duties required hereunder;

                                  (c)      Expenses for meals, entertainment
and similar items reasonably incurred by the Employee in connection with the business of the Employer; and

                                  (d)      Such other expenses incurred by the
Employee reasonably related to the discharge by the Employee of his duties set forth herein.

                          7.3     Expense Documentation.  The Employer reserves
the right to require, as a condition of payment or reimbursement for any item pursuant to Section 7.2, that the Employee furnish the Employer with reasonable written evidence of such expense and documentation of the relationship of such item to the business of the Employer or the duties of the Employee.

                          7.4     Fringe Benefits.  The Employee shall be
entitled to participate in any group life and health insurance plans offered by the Employer to its employees. Such participation shall be on the same basis as the majority of the other employees participating in such plan. Also, if the Employer implements any new benefit plan for its employees generally, the Employee will be allowed to participate in such benefit plan on the same basis as the other employees. In addition, the Employer will provide to the Employee a $250,000 whole life insurance policy, payable as designated by the Employee. The premiums on such policy will be paid by the Employer.

                          7.5     Club Fees.  The Employer and the Employee
agree that it is necessary and proper for the Employee to maintain membership in the Wilshire Country Club, and that such membership is in the best interests of the Employer and in furtherance of the Employee's obligations hereunder.
The Employer agrees to pay or reimburse the initial and ongoing costs of an equity membership in such club and understands that the initial cost of an equity membership in such club was approximately $14,500. Such equity membership shall be held in the name of the Employee during the term of the Employment Period and, upon the termination thereof, the Employee shall have the right to retain such equity membership upon payment to the Employer of an amount equal to the initial cost thereof incurred by the Employer.

                 8. ADDITIONAL RIGHTS OF THE EMPLOYEE. As an additional incentive to the Employee, it is agreed that upon any termination, prior to January 2, 1997, of this Agreement or the Employment Period for any reason other than as set forth in Sections 5.1(b), 5.1(e), 5.1(f) or the Employee's voluntary termination, the Employee shall receive a lump sum payment equal to four (4) months of his then current salary, plus any accrued and unpaid compensation.

                 9. CONFIDENTIAL DISCLOSURE. Except in the proper performance of the Employee's duties pursuant to this Agreement, the Employee agrees that he will not for any reason or at any time during or subsequent to the Employment Period disclose to any person any secret, confidential or proprietary information relating to the products or services of the Employer or any trade secrets of the Employer. The Employee agrees that the remedy at law for any breach of the foregoing will be inadequate, and that the Employer shall be entitled to injunctive relief for any such breach. The obligations of the Employee pursuant to this Section 9 shall survive a termination of the Employment Period and this Agreement.

                 10.      MISCELLANEOUS.

                          10.1    Assignability of Agreement.  The provisions
of this Agreement shall inure to the benefit of the parties hereto, and their respective permitted heirs, legal representatives, successors and assigns. The obligations of the Employee under this Agreement shall be personal and not delegable by him in any manner whatsoever.

                          10.2    Notices.  Any notice, request, instruction or
other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

                                  If to the Employee:

                                  Mr. Allan Dalshaug
                                  3346 Deer Creek Lane
                                  Glendale, California  91208

                                  If to the Employer:

                                  Corporate Secretary
                                  Sterling West Bancorp
                                  3287 Wilshire Boulevard
                                  Los Angeles, California  90010

                 Any notice so given shall be deemed received when delivered personally, or (if mailed) when dispatched. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other party in the manner herein provided for giving of notice.

                          10.3    Waiver.  No waiver of any breach of any
warranty, representation, covenant or other term or provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of same or any warranty, representation, covenant, term or provision. No extension of the time for performance of any obligation or other act shall be deemed to be an extension of the time for the performance of any other obligation or any other act.

                          10.4    Amendment to Agreement.  This Agreement
contains the entire agreement between the parties hereto with respect to the subject matter contemplated herein, and may not be amended, supplemented or discharged except by an instrument in writing signed by both parties hereto.

                          10.5    Dispute/Attorney's Fees.  Should any dispute
arise concerning the terms or the interpretation of this Agreement, the prevailing party shall be entitled to and be awarded reasonable attorney's fees and costs, in addition to any other relief to which it may be entitled.

                          10.6    Time of the Essence.  Time is of the essence
of each provision of this Agreement in which time is an element.

                          10.7    Arbitration.  Any controversy or claim
arising out of or relating to this Agreement will, at the written request of any party, be determined by binding arbitration under the auspices and rules then in effect of the American Arbitration Association (the "Association") in Los Angeles, California, as the same may be modified by the statues of California then in effect. Such arbitration shall be conducted by a single arbitrator if the parties shall agree upon one, or else by one arbitrator appointed by each party and a third arbitrator appointed by the two arbitrators. In case of any failure of a party to make any such appointment within two (2) weeks after written notice of the controversy, such appointment shall be made by the Association. All arbitration proceedings shall be held in Los Angeles, California, and each party agrees to comply in all respects with any award made in such proceeding and to the entry of a judgment in any jurisdiction of any award rendered in such proceeding. All costs and expenses of the arbitration (including costs of preparation and reasonable attorney's fees) of the party prevailing in such arbitration shall be borne by the losing party to such arbitration, unless directed otherwise by the arbitrators. Notwithstanding any other provision of this paragraph, however, no party may make a request for arbitration hereunder with respect to any matter, at any time following the expiration of thirty (30) days after notice of filing of a legal action with respect to such matter in a court of competent jurisdiction.

                          10.8    Counterparts.

                 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

                 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

STERLING WEST BANCORP                      ALLAN E. DALSHAUG
"Employer"                                 "Employee"


           [SIG]                                       [SIG]
By: _______________________________      By:_________________________________

Name:______________________________

       Chairman, Compensation Com.
Title:_____________________________